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                                    FORM OF
                        AMENDMENT TO THE TRANSFER AGENCY
                             AND SERVICES AGREEMENT

THIS AMENDMENT, dated as of this day of , 1999 is made to the Transfer Agency and Services Agreement (the "Agreement") dated February 26, between REMBRANDT FUNDS (n/k/a the ABN AMRO Funds)(the "Fund") and FIRST DATA INVESTOR SERVICES GROUP, INC. (n/k/a PFPC Inc.)("PFPC").

WITNESSETH

WHEREAS, the parties desire to amend the Agreement.

NOW THEREFORE, the Fund and PFPC agree that as of the date first referenced above, the Agreement shall be amended as follows:

1. All references to "First Data Investor  Services  Group,  Inc." and "Investor
Services Group" are hereby deleted and replaced with "PFPC Inc." and "PFPC" respectively.

2. Section 6.1 is modified by adding the following sentence: "The Fund acknowledges that PFPC receives float benefits and investment earnings in connection with maintaining certain accounts required to provide services under this Agreement."

3. Exhibit 1 "LIST OF PORTFOLIOS" is hereby deleted and replaced with the attached revised Exhibit 1.

4. Schedule B "FEE SCHEDULE" is hereby deleted and replaced with the attached revised Schedule B.

5. Schedule C "OUT-OF-POCKET EXPENSES is hereby deleted and replaced with the attached revised Schedule C.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers, as of the day and year first above written.

ABN AMRO FUNDS    PFPC INC.
(f/k/a Rembrandt Funds)    (f/k/a First Data Investor Services Group)

By: _____________________________   By: ______________________________

Title: ____________________________ Title: ____________________________


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                                                                       Exhibit 1

                               LIST OF PORTFOLIOS

Revised as of [         ]

Money Market Funds
         Treasury Money Market Fund
         Government Money Market Fund
         Money Market Fund
         Tax-Exempt Money Market Fund

Fixed Income Funds
         Fixed Income Fund
         Tax-Exempt Fixed Income Fund
         International Fixed Income Fund
         Limited Volatility Fixed Income Fund

Balanced Funds
         Balanced Fund

Equity Funds
         Value Fund
         Growth Fund
         International Equity Fund
         Small Cap Fund
         Asian Tigers Fund
         TransEurope Fund
         Latin America Equity Fund
         Real Estate Fund

Institutional Funds
Prime Money Market Fund
Treasury Money Market Fund
Government Money Market Fund

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                                   Schedule B

                                  FEE SCHEDULE

Revised As of [       ]

1.       Standard Fees

                  Per Open Account:
                           Money Market Funds                 $20.00 per account
                           Fixed Income Funds                 $17.00 per account
                           Balanced Funds                     $17.00 per account
                           Equity Fund                        $15.00 per account
                           Institutional Funds                *

                  Per Closed Account:                         $3.00 per account

                  Minimum fee per class              $10,000

*Open Account Fee, Closed Account Fee and Minimum fee per class is waived for the Institutional Fund

After the one year anniversary of the effective date of this Agreement, Investor Services Group may adjust the above fees once per calendar year, upon thirty
(30) days prior written notice in an amount not to exceed the cumulative percentage increase in the Consumer Price Index for All Urban Consumers (CPI-U) U.S. City Average, All items (unadjusted) - (1982-84=100), published by the U.S. Department of Labor since the last such adjustment in the Client's monthly fees (or the Effective Date absent a prior such adjustment).

2.       Programming Costs

(a)      Dedicated Team:

Programmer                              $100,000 per annum
BSA                                     $ 85,000 per annum
Tester                                  $ 65,000 per annum

(b)      System Enhancements (Non Dedicated Team):

Programmer                              $135.00 per hour

         No Programming Costs shall be incurred by Investor Services Group on behalf of the Fund without the prior written consent of the Fund.


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3. Early  Termination Fee. The Early Termination Fee referred to in Section 13.5 and Section 8(e) of the Administration Agreement (together with this Agreement, the "Agreements") shall equal in the aggregate $1,500,000 if such termination occurs during the first year of the Agreements and $750,000 if such termination occurs during the second year of the Agreements.

4. Print/Mail Fees.

         Work Order                     $7.00 per work order

         Daily Work (Confirms)
                  Hand                  $71/M with $75.00 minimum
                                        $0.07/each insert (BRE & CRE have no
                                                              charge)

                  Machine               $42/M with $50.00 minimum
                                        $0.003/each insert (BRE & CRE have no
                                                              charge)

         Daily Checks
                  Hand $71/M with $100.00 minimum daily $0.08/each insert (BRE & CRE have no charge)

                  Machine $42/M with $75.00 minimum daily $0.003/each insert (BRE & CRE have no charge)

                  There is a $2.50 charge for each Form 3606 sent.

         Statements
                  Hand                  $78/M with $75.00 minimum
                                        $0.08/each insert (BRE & CRE have no
                                                              charge)

                  Machine               $52/M with $75.00 minimum
                                        $0.003/each insert (BRE & CRE have no
                                                              charge)
                                        $58/M for intelligent inserting

         Periodic Checks
                  Hand $78/M with $100.00 minimum $0.08/each insert (BRE & CRE have no charge)
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Machine                                 $52/M with $100.00 minimum
                                        $0.01/each insert (BRE & CRE have no
                                                              charge)

         12b-1/Dealer Commission
         Checks/Statements              $0.78/each envelope with $100.00 minimum

         Spac Reports/Group Statements  $78/M with $75.00 minimum

         Messaging                      $20/message

         Listbills                      $0.78 per envelope with $75.00 minimum

         Printing Charges               $0.08/confirm/statement/page
                                        $0.10/check

         Folding (Machine)              $18/M

         Folding (Hand)                 $.12 each

         Presort Charge                 $0.277 postage rate
                                        $0.035/piece

         Courier Charge                 $15.00 for each on call courier trip/
                                         or actual cost for on demand

         Overnight Charge               $3.50/package service charge plus
                                         Federal Express/Airborne charge

         Inventory Charge               $20.00 for each inventory location as of
                                         the 15th of the month

         Hourly Work:  Special Projects,
         Opening Envelopes, etc.        $24.00/hour

         Special Pulls                  $2.50 per account pull

         Boxes/Envelopes
                  Shipping Boxes        $0.85 each
                  Oversized Envelopes   $0.45 each

         Forms Development/Programming Fee  $100.00/hour

         Cutting Charges                    $10.00/M

5. Miscellaneous Charges. The Fund shall be charged for the following products and services as applicable: Ad hoc reports Ad hoc SQL time Banking Services COLD Storage Digital Recording Microfiche/microfilm production Magnetic media tapes and freight Pre-Printed Stock, including business forms, certificates, envelopes, checks and stationary

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OUT-OF-POCKET EXPENSES

The Fund shall reimburse PFPC monthly for applicable out-of-pocket expenses, including, but not limited to the following items:

Postage - direct pass through to the Fund
Telephone and telecommunication costs, including all lease, maintenance and line costs Proxy solicitations, mailings and tabulations Shipping, Certified and Overnight mail and insurance Terminals, communication lines, printers and other equipment and any expenses incurred in connection with such terminals and lines Duplicating services Distribution and Redemption Check Issuance ($.07 per item for FSR System Clients) Courier services Federal Reserve charges for check clearance Overtime, as approved by the Fund Temporary staff, as approved by the Fund Travel and entertainment, as approved by the Fund Record retention, retrieval and destruction costs, including, but not limited to exit fees charged by third party record keeping vendors Third party audit reviews Insurance

The Fund agrees that postage and mailing expenses will be paid on the day of or prior to mailing as agreed with PFPC. In addition, the Fund will promptly PFPC for any other unscheduled expenses incurred by Investor Services Group whenever the Fund PFPC mutually agree that such expenses are not otherwise properly borne by PFPC as part of its duties and obligations under the Agreement.


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